Exhibit 99.1

FOR IMMEDIATE RELEASE: NOVEMBER 2, 2020

LEGGETT & PLATT REPORTS RECORD EPS IN 3Q AND ANNOUNCES 4Q DIVIDEND

Carthage, MO, November 2, 2020 —

•	3Q EPS was a record[1] $.77, an increase of $.03 vs 3Q19

•	3Q adjusted[2] EPS was a record[1] $.80, up $.04 vs 3Q19 adjusted[2] EPS

•	3Q sales were $1.208 billion, down 3% vs 3Q19

•	3Q cash flow from operations was a record $261 million

•	Board declared fourth quarter dividend of $.40 per share

Diversified manufacturer Leggett & Platt reported a quarterly record1 third quarter EPS of $.77, a $.03 increase versus third quarter 2019. Third quarter adjusted2 EPS was a quarterly record1 $.80, an increase of $.04 versus 2019 third quarter adjusted2 EPS, primarily from higher EBIT.

Third quarter EBIT was $147 million, up $3 million or 2% from third quarter last year, and adjusted2 EBIT was $153 million, a $5 million or 3% increase.

•	EBIT and adjusted[2] EBIT benefited from fixed cost reductions partially offset by lower volume and LIFO impact versus third quarter of 2019

•	Fixed cost reductions implemented earlier in the year reduced third quarter costs by approximately $30 million, on track to realize nearly $100 million for full year 2020 as previously stated

•	LIFO expense was $2.0 million in 3Q 2020, versus a LIFO benefit of $7.6 million in 3Q 2019

•	Adjustments include restructuring-related charges of $6 million ($.03 per share) in 3Q 2020 and $4 million ($.02 per share) in 3Q 2019

•	EBIT margin was 12.2%, up from 11.6% in the third quarter of 2019, and adjusted[2] EBIT margin was 12.7%, up from 11.9%, reflecting our focus on maintaining cost savings as volume recovers

Third quarter sales were $1.208 billion, a 3% decrease versus third quarter last year.

•	Organic sales were down 3%:

•	Volume was down 3%[3], strong demand in residential end markets was more than offset by weakness in Aerospace and Work Furniture

•	Raw material-related selling price decreases were offset by a currency benefit

•	Acquisitions and divestitures offset each other

Debt, Cash Flow and Dividend

•	$60 million prepayment of a portion of Term Loan A in third quarter

•	Net Debt was 2.74x trailing 12-month adjusted[2] EBITDA

•	Operating cash flow was a record $261 million during the third quarter, an increase of $48 million versus third quarter last year, largely due to working capital improvements

•	Third quarter dividend was $.40, equal to last year’s third quarter dividend

[1]	Record EPS is from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations
[3]	1% of volume decline attributable to exited business

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “We are pleased to deliver strong third quarter results in these uncertain times. The efforts of our employees around the world drove the outcome, and I want to thank them for their dedication, hard work and creativity. I also want to thank our teams for their commitment to developing and implementing effective protocols to keep our employees safe and our facilities running during the pandemic. The health and safety of our employees is our first priority, and I’m proud of what we’ve accomplished.

“We generated quarterly record EBIT, EBITDA and EPS in third quarter. We also generated quarterly record cash flow from operations of $261 million, driven by a significant reduction in working capital. These outstanding results reflect our continued priority on operational performance and closely controlling all elements of working capital.

“Third quarter sales were $1.208 billion, down 3% versus third quarter of 2019. Following steep declines in second quarter, we returned to year-over-year sales growth this past quarter in ECS, U.S. and European Spring, Home Furniture, Fabric Converting and Geo Components. These businesses continued to benefit from a consumer spending focus on home products. Automotive sales were roughly flat with the prior year. Challenges remain in Aerospace and Work Furniture with weak demand in these end markets expected to continue.

“Bedding sales were negatively impacted by extraordinary COVID-related supply chain and labor constraints in third quarter and evolving government restrictions on plant operations. We are diligently working to increase production while managing supply challenges with nonwoven fabrics and chemicals and labor shortages so that we can better meet the growing levels of bedding market demand.

“The Company remains well-positioned, both competitively and financially, to capitalize on long-term opportunities in our various end markets. Our enduring long-term fundamentals give us confidence in our ability to continue to create value for our shareholders.”

LIQUIDITY AND BALANCE SHEET

•	$1.4 billion of liquidity at September 30

•	$245 million of cash on hand

•	$1.2 billion in capacity remaining under revolving credit facility

•	Debt at September 30

•	Total debt of $2.0 billion; no commercial paper outstanding

•	No significant maturities until August 2022

DIVIDEND

•	The Company’s Board of Directors declared fourth quarter dividend of $.40

•	Dividend will be paid on January 15, 2021 to shareholders of record on December 15, 2020

•	At an annual indicated dividend of $1.60 per share, the yield is 3.8% based upon Friday’s closing stock price of $41.73 per share, one of the highest yields among the S&P 500 Dividend Aristocrats

GUIDANCE

•	Company is not providing guidance at this time given continued macroeconomic uncertainty related to the effects of COVID-19

USES OF CASH

•	Remaining 2020 debt maturities of approximately $12 million

•	Anticipating capital expenditures of approximately $70 million for the year

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•	Expecting 2020 dividends of approximately $210 million

•	Limiting acquisitions

SEGMENT RESULTS – Third Quarter 2020 (versus 3Q 2019)

Bedding Products –

•	Trade sales were down 2%, including 1% due to exiting the Fashion Bed business

•	Organic sales decreased 1% from lower volume

•	Strong demand in ECS and U.S. and European Spring was more than offset by lower volume in Adjustable Bed and exited volume in Drawn Wire

•	EBIT increased $3 million, primarily from fixed cost reductions partially offset by LIFO impact, lower metal margin in our rod mill and higher freight costs

Specialized Products –

•	Trade sales decreased 9% with Automotive sales roughly flat

•	Volume was down 10% primarily from weak demand in Aerospace and Hydraulic Cylinders

•	Currency benefit increased sales 1%

•	EBIT decreased $12 million, primarily from lower volume and $4 million in restructuring charges, partially offset by fixed cost reductions

Furniture, Flooring & Textile Products –

•	Trade sales increased 1%

•	Organic sales decreased 2% from lower volume

•	Strong demand in Fabric Converting, Geo Components, and Home Furniture was more than offset by weak demand in Work Furniture and Flooring Products’ hospitality business

•	A small Geo Components acquisition completed in December 2019 added 3% to sales

•	EBIT increased $12 million, primarily from fixed cost reductions, lower raw material costs and a favorable product mix

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, November 3. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Fourth quarter results will be released after the market closes on Monday, February 8, 2021, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 137-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units and 140 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, continued weak demand in the end markets in Aerospace and Work Furniture; annualized savings from deploying cost savings measures, including fixed cost actions; the amount of capital expenditures; the dollar amount of dividends in 2020; limiting acquisitions; our ability to manage working capital; our ability to secure adequate supply of nonwoven fabrics, TDI, polyols, MDI,

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and labor, and the length of any constraint. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries (b) our manufacturing facilities’ ability to remain open, or to re-open if closed (either from the lack of demand or mandatory governmental closure), obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms due to customer bankruptcy, financial difficulties or insolvency; (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility and our ability to pay our debt when it comes due; (ii) the Company’s ability to achieve its operating targets; (iii) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (iv) market conditions; (v) price and product competition from foreign and domestic competitors, (vi) cost and availability of raw materials and labor, fuel and energy costs, (vii) our ability to generate cash sufficient to pay the dividend, (viii) our ability to repatriate cash from offshore accounts; (ix) net interest expense, tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the amount of fully diluted shares, depreciation and amortization, and litigation risks; (x) the preliminary nature of savings estimates; and (xi) other risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Tarah L. Sherwood, Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7			November 2, 2020
RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2020	2019	Change	2020	2019	Change
Net trade sales	$1,207.6	$1,239.3	(3)%	$3,098.2	$3,607.6	(14)%
Cost of goods sold	940.8	963.8		2,462.3	2,829.4

Gross profit	266.8	275.5	(3)%	635.9	778.2	(18)%
Selling & administrative expenses	105.6	115.2	(8)%	320.6	352.1	(9)%
Amortization	16.2	16.3		48.9	47.3
Other expense (income), net	(2.3)	(0.1)		15.6	0.5

Earnings before interest and taxes	147.3	144.1	2%	250.8	378.3	(34)%
Net interest expense	20.4	21.1		60.8	63.0

Earnings before income taxes	126.9	123.0		190.0	315.3
Income taxes	22.0	23.4		45.5	68.3

Net earnings (loss)	104.9	99.6		144.5	247.0
Less net income from non-controlling interest	(0.1)	—		(0.1)	—

Net earnings (loss) attributable to L&P	$104.8	$99.6	5%	$144.4	$247.0	(42)%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.77	$0.74	4%	$1.06	$1.83	(42)%
Shares outstanding
Common stock (at end of period)	132.5	131.6	0.7%	132.5	131.6	0.7%
Basic (average for period)	135.8	134.9		135.6	134.7
Diluted (average for period)	136.1	135.4	0.5%	135.8	135.2	0.4%

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2020	2019	Change	2020	2019	Change
Net earnings	$104.9	$99.6		$144.5	$247.0
Depreciation and amortization	47.0	48.4		141.0	144.7
Working capital decrease (increase)	110.0	55.2		22.6	(20.6)
Impairments	—	1.4		29.4	5.7
Other operating activity	(0.6)	8.3		46.3	39.8

Net Cash from Operating Activity	$261.3	$212.9	23%	$383.8	$416.6	(8)%
Additions to PP&E	(9.3)	(32.5)		(52.3)	(103.0)
Purchase of companies, net of cash	—	—		—	(1,244.3)
Proceeds from business and asset sales	2.4	3.3		6.0	5.3
Dividends paid	(52.9)	(52.6)		(158.5)	(152.0)
Repurchase of common stock, net	(1.4)	(2.1)		(9.0)	(4.4)
Additions (payments) to debt, net	(172.7)	(166.4)		(164.7)	1,074.5
Other	8.8	(10.3)		(7.9)	(18.8)

Increase (Decr.) in Cash & Equiv.	$36.2	$(47.7)		$(2.6)	$(26.1)

FINANCIAL POSITION	September 30
(In millions)	2020	2019	Change
Cash and equivalents	$245.0	$242.0
Receivables	642.3	677.3
Inventories	585.3	635.8
Other current assets	45.7	49.5

Total current assets	1,518.3	1,604.6	(5)%
Net fixed assets	785.7	817.3
Operating lease right-of-use assets	164.4	156.0
Goodwill	1,380.3	1,392.0
Intangible assets and deferred costs	815.1	887.9

TOTAL ASSETS	$4,663.8	$4,857.8	(4)%

Trade accounts payable	$494.1	$467.3
Current debt maturities	51.1	51.2
Current operating lease liabilities	41.9	38.0
Other current liabilities	360.3	364.3

Total current liabilities	947.4	920.8	3%
Long-term debt	1,909.1	2,197.1	(13)%
Operating lease liabilities	125.3	119.0
Deferred taxes and other liabilities	382.0	365.3
Equity	1,300.0	1,255.6	4%

Total Capitalization	3,716.4	3,937.0	(6)%

TOTAL LIABILITIES & EQUITY	$4,663.8	$4,857.8	(4)%

LEGGETT & PLATT	Page 6 of 7			November 2, 2020
SEGMENT RESULTS [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2020	2019	Change	2020	2019	Change
Bedding Products
Trade Sales	$589.8	$601.4	(2)%	$1,491.0	$1,724.1	(14)%
EBIT	73.6	70.7	4%	122.2	178.3	(31)%
EBIT Margin	12.5%	11.8%	70 bps [2]	8.2%	10.3%	-210 bps [2]
Note impairment	—	—		8.4	—
Restructuring-related charges	0.7	2.8		3.3	6.9
ECS transaction costs	—	—		—	0.9

Adjusted EBIT	74.3	73.5	1%	133.9	186.1	(28)%
Adjusted EBIT Margin	12.6%	12.2%	40 bps	9.0%	10.8%	-180 bps
Depreciation and amortization	26.6	27.5		79.7	80.5

Adjusted EBITDA	100.9	101.0	—%	213.6	266.6	(20)%
Adjusted EBITDA Margin	17.1%	16.8%	30 bps	14.3%	15.5%	-120 bps

Specialized Products
Trade Sales	$242.9	$267.2	(9)%	$618.2	$797.1	(22)%
EBIT	32.7	44.4	(26)%	40.7	121.6	(67)%
EBIT Margin	13.5%	16.6%	-310 bps	6.6%	15.3%	-870 bps
Restructuring-related charges	3.8	—		3.8	—
Goodwill impairment	—	—		25.4	—

Adjusted EBIT	36.5	44.4	(18)%	69.9	121.6	(43)%
Adjusted EBIT Margin	15.0%	16.6%	-160 bps	11.3%	15.3%	-400 bps
Depreciation and amortization	10.7	10.4		32.5	31.0

Adjusted EBITDA	47.2	54.8	(14)%	102.4	152.6	(33)%
Adjusted EBITDA Margin	19.4%	20.5%	-110 bps	16.6%	19.1%	-250 bps

Furniture, Flooring & Textile Products
Trade Sales	$374.9	$370.7	1%	$989.0	$1,086.4	(9)%
EBIT	41.7	29.3	42%	91.6	79.2	16%
EBIT Margin	11.1%	7.9%	320 bps	9.3%	7.3%	200 bps
Restructuring-related charges	1.2	1.0		1.5	3.2

Adjusted EBIT	42.9	30.3	42%	93.1	82.4	13%
Adjusted EBIT Margin	11.4%	8.2%	320 bps	9.4%	7.6%	180 bps
Depreciation and amortization	6.3	6.4		19.1	19.7

Adjusted EBITDA	49.2	36.7	34%	112.2	102.1	10%
Adjusted EBITDA Margin	13.1%	9.9%	320 bps	11.3%	9.4%	190 bps

Total Company
Net Trade Sales	$1,207.6	$1,239.3	(3)%	$3,098.2	$3,607.6	(14)%
EBIT - segments	148.0	144.4	2%	254.5	379.1	(33)%
Intersegment eliminations and other	(0.7)	(0.3)		(3.7)	(0.8)

EBIT	147.3	144.1	2%	250.8	378.3	(34)%
EBIT Margin	12.2%	11.6%	60 bps	8.1%	10.5%	-240 bps
Goodwill impairment [3]	—	—		25.4	—
Note impairment [3]	—	—		8.4	—
Stock write-off from prior year divestiture [3]	—	—		3.5	—
Restructuring-related charges [3]	5.7	3.8		8.6	10.1
ECS transaction costs [3]	—	—		—	0.9

Adjusted EBIT [3]	153.0	147.9	3%	296.7	389.3	(24)%
Adjusted EBIT Margin [3]	12.7%	11.9%	80 bps	9.6%	10.8%	-120 bps
Depreciation and amortization - segments	43.6	44.3		131.3	131.2
Depreciation and amortization - unallocated [4]	3.4	4.1		9.7	13.5

Adjusted EBITDA [3]	$200.0	$196.3	2%	$437.7	$534.0	(18)%
Adjusted EBITDA Margin	16.6%	15.8%	80 bps	14.1%	14.8%	-70 bps

LAST SIX QUARTERS	2019			2020
Selected Figures	2Q	3Q	4Q	1Q	2Q	3Q
Net Trade Sales ($ million)	1,213.2	1,239.3	1,144.9	1,045.5	845.1	1,207.6
Sales Growth (vs. prior year)	10%	14%	9%	(9)%	(30)%	(3)%
Volume Growth (same locations vs. prior year)	(6)%	(1)%	(1)%	(9)%	(29)%	(3)%

Adjusted EBIT [3]	136.0	147.9	140.1	92.6	51.1	153.0
Cash from Operations ($ million)	172.3	212.9	251.4	10.4	112.1	261.3

Adjusted EBITDA (trailing twelve months) [3]	651.0	689.1	721.3	709.7	621.3	625.0
(Long-term debt + current maturities - cash and equivalents) / Adj. EBITDA [3,5]	3.26	2.91	2.59	2.76	3.10	2.74

Organic Sales (vs. prior year) [6]	2Q	3Q	4Q	1Q	2Q	3Q
Bedding Products	(8)%	(9)%	(10)%	(15)%	(28)%	(1)%
Specialized Products	(3)%	5%	4%	(11)%	(47)%	(9)%
Furniture, Flooring and Textile Products	(4)%	1%	(2)%	(7)%	(25)%	(2)%
Overall	(6)%	(2)%	(4)%	(12)%	(31)%	(3)%

[1]	Segment and overall company margins calculated on Trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7			November 2, 2020
RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]
	2019			2020
Non-GAAP adjustments [7]	2Q	3Q	4Q	1Q	2Q	3Q
Goodwill impairment	—	—	—	—	25.4	—
Note impairment	—	—	—	8.4	—	—
Stock write-off from prior year divestiture	—	—	—	3.5	—	—
Restructuring-related charges	—	3.8	5.0	—	2.9	5.7
ECS transaction costs	—	—	—	—	—	—

Non-GAAP adjustments (pretax) [8]	—	3.8	5.0	11.9	28.3	5.7
Income tax impact	—	(0.4)	(0.1)	(2.9)	(0.4)	(1.3)
Tax Cuts and Jobs Act impact	—	—	—	—	—	—

Non-GAAP adjustments (after tax)	—	3.4	4.9	9.0	27.9	4.4

Diluted shares outstanding	135.2	135.4	135.8	135.6	135.7	136.1
EPS impact of non-GAAP adjustments	—	0.02	0.04	0.07	0.21	0.03

	2019			2020
Adjusted EBIT, EBITDA, Margin, and EPS [7]	2Q	3Q	4Q	1Q	2Q	3Q
Net trade sales	1,213.2	1,239.3	1,144.9	1,045.5	845.1	1,207.6

EBIT (earnings before interest and taxes)	136.0	144.1	135.1	80.7	22.8	147.3
Non-GAAP adjustments (pretax and excluding interest)	—	3.8	5.0	11.9	28.3	5.7

Adjusted EBIT ($ millions)	136.0	147.9	140.1	92.6	51.1	153.0

EBIT margin	11.2%	11.6%	11.8%	7.7%	2.7%	12.2%
Adjusted EBIT margin	11.2%	11.9%	12.2%	8.9%	6.0%	12.7%

EBIT	136.0	144.1	135.1	80.7	22.8	147.3
Depreciation and Amortization	50.0	48.4	47.2	47.5	46.5	47.0

EBITDA	186.0	192.5	182.3	128.2	69.3	194.3
Non-GAAP adjustments (pretax and excluding interest)	—	3.8	5.0	11.9	28.3	5.7

Adjusted EBITDA ($ millions)	186.0	196.3	187.3	140.1	97.6	200.0

EBITDA margin	15.3%	15.5%	15.9%	12.3%	8.2%	16.1%
Adjusted EBITDA margin	15.3%	15.8%	16.4%	13.4%	11.5%	16.6%

Diluted EPS	0.64	0.74	0.64	0.34	(0.05)	0.77
EPS impact of non-GAAP adjustments	—	0.02	0.04	0.07	0.21	0.03

Adjusted EPS ($)	0.64	0.76	0.68	0.41	0.16	0.80

	2019			2020
Net Debt to Adjusted EBITDA [9]	2Q	3Q	4Q	1Q	2Q	3Q
Total Debt	2,414.8	2,248.3	2,117.6	2,466.4	2,134.3	1,960.2
Less: Cash and equivalents	(289.7)	(242.0)	(247.6)	(505.8)	(208.8)	(245.0)

Net Debt	2,125.1	2,006.3	1,870.0	1,960.6	1,925.5	1,715.2
Adjusted EBITDA, trailing 12 months	651.0	689.1	721.3	709.7	621.3	625.0

Net Debt / Leggett Reported 12-month Adjusted EBITDA	3.26	2.91	2.59	2.76	3.10	2.74
Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]	3.04	2.81	2.59

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 3Q 2019: ($0.9) million COGS, $4.7 million other expense. 4Q 2019: $5.0 million other expense. 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: $.5 COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million in COGS.

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended June 30, September 30, and December 31, 2019 is presented in the table below. Because the increase in debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended June 30, September 30, and December 31, 2019 in the net debt / 12-month adjusted EBITDA calculation.

ECS pre-acquisition adjusted EBITDA from:	7/1/18 – 1/16/19	10/1/18 – 1/16/19	1/1/19 – 1/16/19
Net earnings	6	—	(1)
Interest expense	22	12	1
Taxes	4	1	—

EBIT	32	13	—
Depreciation and Amortization	10	5	1
Change in control bonus	7	7	—

EBITDA	49	25	1

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	651	689	721
ECS pre-acquisition adjusted EBITDA	49	25	1

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	700	714	722

Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.04	2.81	2.59

[11]	Calculations impacted by rounding.